Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos 333-192720 and 333-207933) of Kamada Ltd. (the “Company”) of our report dated November 10, 2015 with respect to the financial statements of the Company and its subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2015.

Tel Aviv, Israel	/S/ KOST, FORER, GABBAY & KASIERER
February 25, 2016	A member of Ernst & Young Global